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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the amended Registration Statement (Amendment No. 4 to Form S-4) and related Prospectus of First Union Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 17, 2001, with respect to the consolidated financial statements of Wachovia Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        Ernst & Young LLP


Winston-Salem, North Carolina
June 26, 2001